Exhibit 4.1
FLOTEK INDUSTRIES, INC.
2018 LONG-TERM INCENTIVE PLAN

1.Purpose of this Plan. The purpose of this Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Non-Employee Directors and Consultants, and (iii) promote the success of the Company’s business interests. This Plan permits the grant of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.

2.Definitions. As used in this Plan, the following definitions shall apply:

(a)“Administrator” means the Board or any of its Committees that shall be administering this Plan, in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.

(b)“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Administrator, (ii) any trades or businesses, whether or not incorporated, which are members of controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, or (iii) any other entity, approved as an Affiliate by the Administrator, in which the Company or any of its other Affiliates has a material equity interest; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” shall mean only a “parent corporation” of the Company or a “subsidiary corporation” of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to Non-Qualified Options and Stock Appreciation Rights, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan.

(d)“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-Qualified Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units, and Other Stock‑Based Awards.

(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award. An Award Agreement is subject to the terms and conditions of this Plan.

(f)“Awarded Stock” means the Common Stock subject to an Award.

(g)“Board” means the Board of Directors of the Company.

(h)“Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option, Stock Appreciation Right or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option or Stock Appreciation Right, the excess, if any, of the Fair Market Value per Share over the exercise price or strike price, respectively, or (B) in the case of an Award of Restricted Stock, the Fair Market Value per Share of Restricted Stock, multiplied by the number of Shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.

(i)“Cause”, unless otherwise defined in the applicable Award Agreement, means, with respect to the termination of a Participant: (i) the Participant‘s continued failure to substantially perform one or more of his or her essential duties and obligations to the Company (other than any such failure resulting from a Disability) which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company; (ii) the Participant’s refusal or failure to comply with the reasonable and legal directives of the Board after written notice from the Board describing the Participant’s failure to comply and, if such failure is remediable, the Participant’s failure to remedy same within 10 days of receiving written notice; (iii) any act of personal dishonesty, fraud or misrepresentation taken by the Participant which was intended to result in substantial gain or personal enrichment of the employee at the expense of the Company; (iv) the Participant’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company; (v) the Participant’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State that is reasonably likely to be materially injurious to the Company; (vi) the Participant’s abuse of drugs, other narcotics or alcohol during working hours or where such abuse (whenever occurring) impacts on the Participant’s service to the Company; (vii) the Participant’s breach of any of his or her material obligations under any written agreement with the Company (including without limitation his or her employment agreement, if any, and any proprietary information and inventions assignment agreement with the Company); or (viii) the Participant’s violation of a material policy of the Company which, to the extent such failure is remediable, the Participant fails to remedy in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Company. The Administrator shall determine whether Cause exists and whether a termination is or was for Cause, and each Participant shall agree, by acceptance of the grant of an Award and the execution of an Award Agreement, that the Administrator’s determinations are conclusive and binding on all persons for all purposes of the Plan.

(j)“Change of Control” shall be deemed to have occurred upon any of the following events:

(i)any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than and excluding (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any Affiliate of the Company, (4) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (5) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(ii)the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)the Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance, or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).

(k)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be deemed a reference to any successor or amended section of the Code.

(l)“Committee” means a committee of Directors or other individuals that satisfies Applicable Laws and was appointed by the Board in accordance with Section 4 of this Plan. Except as otherwise determined by the Board, “Committee” shall mean the Compensation Committee.

(m)“Common Stock” means the common stock, $0.0001 par value per Share, of the Company.

(n)“Company” means Flotek Industries, Inc., a Delaware corporation, and any successor to thereto.

(o)“Compensation Committee” means the Compensation Committee of the Board; provided, however, if the Compensation Committee is not comprised of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act), then the Board shall appoint a committee (which shall constitute the “Compensation Committee”) of two or more members of the Board, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).

(p)“Consultant” means any natural person, including an advisor (but excluding a Director), engaged by the Company or an Affiliate thereof to render services to such entity as a consultant or independent contractor.

(q)“Director” means a member of the Board.

(r)“Disability” means the condition of being unable to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his or her guardian) and the Company, provided that if the Employee or Non-Employee Director (or his or her guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director (or his or her guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding, and conclusive with respect to all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s Disability. Notwithstanding the foregoing, (i) with respect to any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treas. Reg. §1.409A-3(i)(4), then the term “Disability” shall mean, but only with respect to the income so affected, (a) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (b) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, for a period of not less than three months under the Company’s accident and health plan; and (ii) with respect to an Incentive Stock Option, “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, determined in accordance with Sections 22(e)(3) and 422(c)of the Code.

(s)“Disqualifying Disposition” means, with respect to shares of Common Stock acquired by the exercise of an Incentive Stock Option, a “disqualifying disposition” within the meaning of Section 422 of the Code.

(t)“Dividend Equivalent” means a notional credit, made at the sole discretion of the Administrator, to a bookkeeping account with respect to a Participant in an amount equal to the value of dividends paid on one Share for each Share subject to an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right. Additionally, Dividend Equivalents shall be subject to the same restrictions on transferability, vesting and forfeitability as the Award with respect to which they are credited. Dividend Equivalents will be granted only if a grant thereof is explicitly made in the applicable Award Agreement.

(u)“Effective Date” means March 16, 2018, the date this Plan was adopted by the Board. The effectiveness of this Plan is contingent upon its approval by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board.

(v)“Employee” means any natural person employed by the Company or any Affiliate thereof. Neither service as a Director only nor payment of a director’s fee by the Company or any Affiliate thereof shall be sufficient to constitute “employment” for purposes of the Plan.

(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, or if the Common Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the closing price of the Common Stock on such exchange or system for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator by a reasonable application of a reasonable valuation method.

    Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(y)“Forfeit” and variations thereof (whether or not capitalized) means to lose a Participant’s rights under an Award prior to its vesting (or, in the case of an Option or a Stock Appreciation Right, prior to its exercise, even if such Option or Stock Appreciation Right has vested) as a result of cancellation, revocation, lapse, or expiration of the Award in accordance with the Plan and the terms of the Award Agreement; and “forfeiture” means the loss of the rights that are so forfeited.

(z)“Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(aa)“Incumbent Board” means individuals who, as of the Effective Date, constitute the Board.

(bb)    “Non-Employee Director” means a Director who is neither an Employee nor a Consultant.

(cc)    “Non-Qualified Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(dd)    “Option” means an Incentive Stock Option or a Non-Qualified Option to purchase Common Stock granted pursuant to this Plan.

(ee)    “Other Stock-Based Awards” means any other awards not specifically described in this Plan that are payable by delivery of Shares or valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of this Plan.

(ff)    “Participant” means a Service Provider who has been granted and holds an outstanding Award under this Plan or, if applicable, such other person who holds an outstanding Award.

(gg)    “Performance Goals” means goals which have been established by the Administrator in connection with an Award and are based on one or more criteria, including, but not limited to, the following: (i) stock price; (ii) earnings per share; (iii) increase in revenues; (iv) increase in cash flow; (v) cash flow per share; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on tangible assets; (x) return on investment; (xi) return on capital; (xii) return on equity; (xiii) return on invested capital; (xiv) return on capital employed; (xv) economic value added; (xvi) gross margin; (xvii) net income; (xviii) pretax earnings; (xix) pretax earnings before interest; (xx) pretax earnings before interest, taxes, depreciation and amortization; (xxi) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xxii) operating income; (xxiii) total stockholder return; (xiv) debt reduction; (xv) successful completion of an acquisition, initial public offering, private placement of equity or debt; (xvi) reduction of expenses; or (xvii) any combination or of a specified increase, decrease or change, as applicable, in any of the foregoing.

(hh)    “Performance Period” means the time period during which the Performance Goals must be met.

(ii)    “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of this Plan.

(jj)    "Performance Unit” means, pursuant to Section 10 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(kk)    “Plan” means this Flotek Industries, Inc. 2018 Long-Term Incentive Plan. In accordance with Section 17, this Plan became effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board.

(ll)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of this Plan.

(mm)    “Restricted Stock Unit” means, pursuant to Section 11 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, as applicable, or as otherwise set forth in the Award Agreement.

(nn)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to this Plan.

(oo)    “Securities Act” means the Securities Act of 1933, as amended.

(pp)    “Service Provider” means an Employee, Non-Employee Director or Consultant.

(qq)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of this Plan.

(rr)    “Stock Appreciation Right” means, pursuant to Section 9 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the excess, if any, of the Fair Market Value of a Share as of the date such Stock Appreciation Right is exercised over the Fair Market Value of a Share as of the date such Stock Appreciation Right was granted, or as otherwise set forth in the Award Agreement.

(ss)    “Termination” and variations thereof (whether or not capitalized) means, with respect to a Service Provider’s service to the Company or its Affiliates, the end of the Participant’s employment, status as a Non-Employee Director, or engagement or relationship as a Consultant, as the case may be, which is intended and reasonably anticipated by the Company to result in the permanent cessation of services by the Participant to the Company and its Affiliates in such capacity. Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under an Award, but where such tax would not apply or be imposed if the meaning of the term “termination” included and met the requirements of a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), then the term “termination” herein shall mean, but only with respect to the income so affected, an event, circumstance, or condition that constitutes both a “termination” as defined in the preceding sentence and a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h). In the case of an Incentive Stock Option, “termination” shall mean the cessation of the requisite employment relationship determined in accordance with Section 421 of the Code.

(tt)    “Vest,” “vesting”, and variations thereof (whether or not capitalized), means with respect to an Award, the lapsing or elimination of the Participant’s risk of forfeiture with respect to such Award.

3.Stock Subject to this Plan.

(a)Stock Subject to this Plan. Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 3,316,667 Shares, all of which may be issued as Incentive Stock Options. The Shares to be delivered under the Plan shall be fully paid and non-assessable and may be made available from authorized but unissued Shares, treasury stock, or Shares acquired in the open market.

(b)Share Usage. In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Shares related to an Award granted under the Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall again be available for Awards under the Plan. Any Shares tendered or repurchased (i) to pay the exercise price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan. The full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the aggregate number of Shares that may be made subject to Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights.

(c)Share Reserve. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(d)Certain Limitations on Awards. The maximum number of Shares subject to Options and Stock Appreciation Rights (combined) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 166,667 shares. The maximum number of Shares which may be subject to Awards of Restricted Stock made to any one Participant pursuant to this Plan in any calendar year shall be 166,667 Shares. The maximum amount of compensation which may be paid to any Participant in any calendar year pursuant to Awards of Restricted Stock Units shall not exceed the Fair Market Value (determined as of the date of vesting) of 166,667 Shares. The maximum amount of compensation that may be paid to any

Participant in any calendar year pursuant to Other Stock-Based Awards under this Plan, (i) if the compensation under the Other Stock-Based Awards is denominated under the Award Agreement only in terms of Shares or a multiple of the Fair Market Value per Share, shall not exceed the Fair Market Value (determined as of the date of vesting) of 166,667 Shares; or (ii) in all other cases, shall not exceed $10,000,000. The maximum number of Shares which may be subject to Awards of Performance Shares made to any one Participant pursuant to this Plan in any calendar year shall be 166,667 Shares. The maximum amount of compensation any Participant can be paid in any calendar year pursuant to Awards of Performance Units shall not exceed $10,000,000. The foregoing limitations on the number of shares of Common Stock that may be issued and that may be subject to Awards are subject to adjustment as provided in Section 15(a).

4.Administration of this Plan.

(a)Procedure.

(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer this Plan.

(ii)Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3, then it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)Other Administration. Other than as provided herein, this Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. Except as otherwise determined by the Board, the Compensation Committee shall be the Administrator.

(b)Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion to:

(i)determine who are Service Providers;

(ii)determine the Fair Market Value of Awards;

(iii)select the Service Providers to whom Awards may be granted under this Plan;

(iv)determine the number of Shares to be covered by each Award granted under this Plan;

(v)determine when Awards are to be granted under this Plan and the applicable date of grant;

(vi)approve forms of Award Agreements for use under this Plan;

(vii)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on

Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions (subject to the provisions of Section 6), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii)construe and interpret the terms of this Plan, Award Agreements and Awards granted pursuant to this Plan;

(ix)prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans;

(x)amend the terms of any outstanding Award Agreement or Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(xi)allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld based on any amount up to the minimum supplemental income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiv)determine whether Awards shall be settled in Shares, cash or in a combination thereof;

(xv)determine whether Awards shall be adjusted for dividends or Dividend Equivalents, provided, however, that to the extent an Award is to be settled in Shares, any dividends or Dividend Equivalents shall not be issued or granted with respect to unvested Awards, and instead shall be held (or, in the case of Dividend Equivalents, credited to a notional bookkeeping account for the benefit of the Participant) by the Company and delivered to the Participant, if at all, only upon such Award becoming vested or settled, as applicable;

(xvi)    create Other Stock-Based Awards for issuance under this Plan;

(xvii)    impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)    establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;

(xix)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan, any Award Agreement and any other instrument or agreement relating to an Award; and

(xx)    make all other determinations that the Administrator deems necessary or advisable for administering this Plan.

The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board. To the extent the Compensation Committee serves as the Administrator with respect to grants of Awards, no member of the Compensation Committee shall vote or act upon any matter relating solely to himself/herself; grants of Awards to members of the Compensation Committee must be ratified by the Board.

(c)Prohibition on Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary, no repricing of Options or Stock Appreciation Rights may be effectuated without the prior approval of the Company’s stockholders; provided, however, that the foregoing prohibition shall not apply to the extent an adjustment is required under Section 15. The exercise price of Options or Stock Appreciation Rights may not be reduced and Options or Stock Appreciation Rights may not be cancelled in exchange for other awards, or cancelled in exchange for Options or Stock Appreciation Rights having a lower exercise price, or cancelled in exchange for cash, without stockholder approval provided, however, that the foregoing prohibitions shall not apply to the extent an adjustment is required under Section 15.

(d)Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan.

(e)Indemnification. The Company shall, to the maximum extent permitted by law, defend and indemnify members of the Board, each Committee, the Administrator, officers and Employees of the Company or of an Affiliate thereof to whom authority to act for the Board, each Committee, the Administrator or the Company is delegated (“Indemnitees”) against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with this Plan, or in connection with any Award granted under this Plan; and (ii) all amounts required to be paid by them in settlement of a Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent it is determined in such Claim that such person did not in good faith and in a manner reasonably believed to be in the best interests of the Company (or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful). In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

5.Eligibility. With the exception of Incentive Stock Options, Awards may be granted to Employees, Non-Employee Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6.Minimum Vesting Requirement. Except as permitted under the Carve-Out Exception (defined below), all Awards shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that for purposes of Awards granted to Non-Employee Directors, “one year” may mean the approximately one-year period from one regular annual stockholder meeting to the immediately following regular annual stockholder meeting, as long as the period is not less than 50 weeks. The foregoing minimum vesting requirement shall not apply: (i) with respect to 5% of the Share reserve as initially set forth in Section 3(a) (such 5% being referred to herein as the “Carve-Out Exception”) or (ii) to the vesting of an Award that is accelerated as a result of a Change of Control or termination of the Participant due to his or her death or Disability, in all cases under terms consistent with this Plan. To the extent Section 3(a) is amended to increase the number of Shares reserved therein, then 5% of the Shares subject to such increase shall be added to, and increase, the number of Shares subject to the Carve-Out Exception.

7.Options.

(a)Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)Option Agreement. Each Award of an Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the maximum term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the maximum term of the Incentive Stock

Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement. Unless set forth otherwise in the Award Agreement, a Non-Qualified Option shall have a maximum term of 10 years. In no event shall a Non-Qualified Option have a maximum term longer than 10 years.

(d)$100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section 7(d), Incentive Stock Options shall be taken into account in the order in which granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

(e)Option Exercise Price and Consideration.

(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator, subject to the following:

(1)In the case of an Incentive Stock Option:

(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(2)In the case of a Non-Qualified Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than the Fair Market Value per Share on the date of grant.

(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.

(f)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Consideration, to the extent permitted by Applicable Laws, for exercising an Option may consist entirely of:

(i)cash;

(ii)check acceptable to the Company;

(iii)in the discretion of the Administrator, other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences;

(iv)in the discretion of the Administrator, consideration received by the Company under a cashless exercise or net exercise program implemented by the Company in connection with this Plan;

(v)in the discretion of the Administrator, any combination of the foregoing methods of payment; or

(vi)in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(g)Exercise of Option.

(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of this Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.

(ii)Termination of Relationship as a Service Provider (Other Than Death or Disability). If a Participant ceases to be a Service Provider, other than upon the

Participant’s death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider, the vested portion of such Option shall be exercisable for 3 months following his or her ceasing to be a Service Provider (other than upon the Participant’s death or Disability) (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider (other than upon the Participant’s death or Disability), then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the maximum term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option shall be exercisable for 12 months following the Participant ceasing to be a Service Provider as a result of his or her Disability (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(iv)Death of Participant. If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be in a form acceptable to and accepted by the Administrator. If the Participant designates his or her spouse as the beneficiary for purposes of this Section 7(g)(iv) and the Participant ceases to be married to such individual, then such beneficiary designation shall be deemed revoked and of no force or effect as of the date of the termination of such marriage. If no beneficiary has been designated by the Participant (or no proper beneficiary designation is in place), then the vested portion of the Option may be exercised, as applicable, by the personal representative of the Participant’s estate or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised following a Participant’s death, the vested portion of such Option shall be exercisable for 12 months following his or her death (but in no event later than the expiration of the maximum term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of his or her death, then immediately thereafter, the Participant shall immediately forfeit the unvested portion or his or her Option and the Shares covered by the unvested portion of the Option shall again be available for grant under this Plan as set forth in Section 3. Additionally, if the Participant’s beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the applicable time period, then immediately thereafter, the Option shall automatically terminate and the Shares covered by the unexercised portion of the Option shall again be available for grant under this Plan as set forth in Section 3.

(h)Notification of Disqualifying Disposition. Any Employee who receives an Incentive Stock Option shall be required to notify the Administrator in writing, within ten days of a Disqualifying Disposition, of such Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option.

8.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)Removal of Restrictions. Subject to the provisions of Section 6, the Administrator may, in its sole discretion, accelerate the time at which any restrictions shall lapse or be removed.

(d)Voting Rights. Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)Dividends and Other Distributions. Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares. All such dividends and distributions shall be held back by the Company and shall be subject to the same restrictions on transferability, vesting and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)Return of Restricted Stock to Company. If Shares of Restricted Stock do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock shall automatically be forfeited by the Participant and shall again be available for grant under this Plan as set forth in Section 3.

9.Stock Appreciation Rights.

(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to a Service Provider at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider. Subject to the provisions of Section 6, the Administrator shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan, including the sole discretion to accelerate exercisability at any time, provided, however, that the per Share strike price that will determine the amount of the payment the Company receives upon exercise of a Stock Appreciation Right shall not be less than the Fair Market Value per Share on the date of grant.

(b)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the strike price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; provided, however, no Stock Appreciation Right shall be exercisable later than 10 years after the date of grant. Notwithstanding the foregoing, the rules of Sections 7(g)(i), to the extent applicable, 7(g)(ii), 7(g)(iii) and 7(g)(iv) shall also apply to Stock Appreciation Rights.

(d)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The excess, if any, of the Fair Market Value of a Share on the date of exercise over the strike price; times

(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination thereof.

10.Performance Units and Performance Shares.

(a)Grant of Performance Units and Performance Shares. Subject to the terms and conditions of this Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)Value of Performance Units and Performance Shares. Each Performance Unit and Performance Share shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)Performance Goals and Other Terms. The Administrator shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service) or any other basis determined by the Administrator in its sole discretion.

(d)Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive settlement or removal of restrictions, as applicable, with respect to the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e)Form and Timing of Payment of Performance Units and Performance Shares. Payment or removal of restrictions, as applicable, of earned Performance Units and earned Performance Shares, if any, shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)Cancellation of Performance Units or Performance Shares. If Performance Units or Performance Shares do not vest in accordance with the Plan and the Award Agreement, then such Performance Units or Performance Shares shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.

11.Restricted Stock Units.

(a)Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion.

(b)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c)Holder’s Rights as Stockholder. The holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A holder shall have no voting rights with respect to any Restricted Stock Unit Award.

(d)Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units shall be made upon vesting (or as soon as practicable thereafter) or on the settlement date set forth in the Award Agreement, as applicable. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units) or in a combination of cash and Shares.

(e)Cancellation of Restricted Stock Units. If Restricted Stock Units do not vest in accordance with the Plan and the Award Agreement, then such Restricted Stock Units shall automatically be forfeited, and the Shares subject to such Awards shall again be available for grant under this Plan as set forth in Section 3.

12.Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award shall be paid in cash.

13.Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate thereof. For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Option.

14.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.Adjustments; Change of Control.

(a)Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Sections 3 and 6 of this Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)Change of Control.

(i)In General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(1)the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(2)the Board may waive, alter, and/or amend the Performance Goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the period during which the Award is subject to forfeiture and/or is not exercisable or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;

(3)the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquiror’s stock;

(4)the Board may terminate the Plan; and

(5)the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate.

Notwithstanding the above provisions of this Section 15(b), the Board shall not be required to take any action described in the preceding provisions of this Section 15(b), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 15(b) shall be final, binding and conclusive with respect to the Company and all other interested persons.

(ii)Right to Cash-Out. The Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company pursuant to this Section 15(b)(ii) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld. If an Award is an Option or Stock Appreciation Right and no Cash Value exists with respect thereto, then such cash-out shall be effectuated with no cash (or other) payment to the Participant holding such Award.

(c)Company Rights Regarding Transactions. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting Shares or Share rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17.Board and Stockholder Approval; Term of Plan. The Board approved this Plan to be effective on the Effective Date, subject to the Company’s stockholders approving this Plan not more than one year after the date of this Plan’s adoption by the Board. This Plan shall continue in effect for a term of 10 years from the Effective Date unless terminated earlier under Section 19 of this Plan. No Award shall be granted under the Plan prior to the date on which the Plan is so approved by the Company’s stockholders, unless its grant, vesting and settlement are conditioned upon the approval of the Plan by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board. If the Plan is not approved by the Company’s stockholders not more than one year after the date of this Plan’s adoption by the Board, all Awards, if any, granted under the Plan shall be immediately and automatically cancelled and terminated without any action required by the Company, the Board or the Administrator and without any payment or consideration with respect thereto. If the Plan is timely approved by the Company’s stockholders and becomes effective, neither Awards properly granted under the Plan nor the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall terminate by reason of the expiration of the term of the Plan.

18.Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

19.Amendment and Termination of this Plan; Amendment of Awards.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.

(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)Effect of Amendment or Termination. Except as provided in Section 15(b), no amendment, alteration, suspension, or termination of this Plan shall materially or adversely impair the rights of any Participant (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Code, or other Applicable Laws, or to prevent adverse tax consequences to the participants), unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination.

(d)Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Non-Qualified Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.

(e)Conflict Between Plan and Award Agreements. In the event of a conflict or inconsistency between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control.

20.Conditions upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b)Tax Withholding. No Shares or other remuneration shall be delivered under this Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of all applicable non-U.S., U.S.-federal, U.S.-state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise, vesting or settlement, as applicable, of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of up to the whole number of Shares covered by the Award sufficient to satisfy the withholding obligations incident to the exercise or vesting of an Award based on the minimum supplemental rate in the applicable jurisdiction.

21.Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award

Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

24.No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

25.Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

26.Governing Law. This Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.

27.No Effect on Terms of Employment, Directorship or Consulting Relationship. This Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his or her right or the right of the Company or any Affiliate thereof to terminate the Participant’s service at any time, with or without cause, and with or without notice.

28.Unfunded Obligation. This Section 28 shall only apply to Awards that are not settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to this Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate thereof shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Affiliate thereof and the Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any Affiliate thereof. The Participants shall have no claim against the Company or any Affiliate thereof for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.

29.Section 409A. Awards under the Plan are intended either to provide compensation that is exempt from Section 409A of the Code, or that satisfies the requirements of Section 409A of the Code, and the Plan and all Awards shall be construed and interpreted accordingly. If and to the extent any amount of compensation under an Award is determined by the Administrator to constitute deferred compensation that is not exempt from Section 409A of the Code and that is to be paid, settled or provided by reason of a Participant’s termination of employment, then (a) such compensation shall be paid, settled or provided by reason of a Participant’s termination of employment only if that termination also constitutes a “separation from service” within the meaning of that term under Section 409A of the Code, and (b) if the Participant is determined by the Administrator to be a “specified employee” within the meaning of Section 409A of Code, all payments or provisions compensation that would otherwise be paid, settled or provided before the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death) shall be withheld and accumulated and paid or provided without interest on or as soon as practicable after the first day of the seventh calendar month beginning after the date the Participant’s separation from service (or, if earlier, the Participant’s date of death). Each payment or provision of compensation under an Award shall be treated as a separate payment for purposes of Section 409A of the Code. References to termination of employment and similar concepts in the Plan and Awards Agreements shall be interpreted and applied in accordance with the foregoing provisions. In the case of any Award intended to be exempt from Section 409A of the Code, if the time of distribution or settlement thereof is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such Award vested or the risk of forfeiture with respect thereto lapsed.

30.No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any and all tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan and the grant, vesting, payment or settlement of any Award hereunder. None of the Board, the Company or the Administrator makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder and assumes no responsibility or liability whatsoever for the tax consequences to the Participants.

31.Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

32.Compensation Recoupment. All compensation and Awards payable or paid under this Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of any clawback policy implemented by the Company, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

33.Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the

Securities Act, the Administrator shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

34.Stockholder Agreements/Investment Representations. As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Administrator may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company. In addition, the Administrator may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.